Exhibit 99.4

Pullman de México, S.A. de C.V.

(Formerly Linde Pullman de México, S.A. de C.V.)

(A 99% owned subsidiary of Linde Pullman, A.G.)

Consolidated Financial Statements

For the Years Ended December 31, 2005 and 2004, and

Independent Auditors’ Report Dated March 24, 2006

Pullman de México, S.A. de C.V.

(Formerly Linde Pullman de México, S.A. de C.V.)

(A 99% owned Subsidiary of Linde Pullman A.G.)

Independent Auditors’ Report and Consolidated

Financial Statements 2005 and 2004

Galaz, Yamazaki,

Ruiz Urquiza, S.C.

Avenida Technológico 100-901

Colonia San Ángel

76030 Querétaro. Qro.

Mexico

Tel: +52 (442) 238 2900

Fax: +52 (442) 238 2975

Fax: +52 (442) 215 0420

www.deloitte.com/mx

Independent Auditors’ Report to the Board of Directors and Stockholders of Pullman de Mexico, S.A. de C.V.

We have audited the accompanying consolidated balance sheets of Pullman de Mexico, S.A. de C.V. (formerly Linde Pullman de Mexico, S.A. de C.V.) and subsidiaries (the “Company”) as of December 31,2005 and 2004, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years then ended (all expressed in U.S. dollars). These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

To our report dated March 24,2006, our opinion on the 2005 and 2004 financial statements was qualified due to the effect of such adjustments, if any, as might have been determined to be necessary, had we been provided with sufficient documentation surrounding the impairment of goodwill recorded in 2004, as explained in Note 6, the Company provided us with sufficient documentation of their impairment test in conformity with Financial Accounting Standards Board Statement No. 142, “Accounting for Goodwill and Other Intangible Assets”, which indicates that as of December 3 1,2004, the full amount of the goodwill was properly written off. Accordingly, our present opinion on the 2005 and 2004 financial statements, as expressed herein, is different from our prior report on such financial statements.

The accompanying consolidated financial statements have been remeasured in accordance with the standards set forth in Statement of Financial Accounting Standards No. 52 from Mexican peso (the currency of the country in which the Company is incorporated and in which it operates), after elimination of the monetary adjustments referred to in Note 1, into US. dollars (the functional currency of the Company) for purposes of inclusion in the consolidated financial statements of Linde Pullman, A.G. (the “Parent Company”).

In our opinion, for purpose of inclusion in the consolidated financial statements of the Parent Company, such remeasured financial statements present fairly, in all material respects, the financial position of Pullman de Mexico, S.A. de C.V. and subsidiaries as of December 31, 2005 and 2004, and the results of their operations, stockholders’ equity and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Galaz, Yamazaki, Ruiz Urquiza, S.C.

Member of Deloitte Touche Tohmatsu

/s/ José Ramón Galván

José Ramón Galván

March 24, 2006

(May 31, 2007 as to Notes 6, 8 and 13)

Pullman de México, S.A. de C.V.

(Formerly Linde Pullman de México, S.A. de C.V.)

(A 99% owned Subsidiary of Linde Pullman A.G.)

Consolidated Balance Sheets

As of December 31, 2005 and 2004

(In U.S. dollars)

Assets
	2005	2004
Current assets:
Cash	$607,023	$476,637
Accounts receivable	9,177,459	6,432,792
Inventories – net	3,377,497	2,291,708
Advances to suppliers for projects	9,234,828	6,699,131
Deferred employee profit sharing	270,677	9,899
Deferred income tax	—	463,978

Total current assets	22,667,484	16,374,145

Property, plant and equipment – Net	18,777,200	18,979,298
Installation costs	1,361,324	1,667,107
Other assets	249,593	303,999
Deferred income tax	2,458,394	867,195

Total	$45,513,995	$38,191,744

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable	$14,309,592	$7,847,361
Notes payable	4,000,000	4,000,000
Current portion of long-term debt	2,281,350	1,000,000
Advances from customers	3,281,139	5,721,131
Accrued expenses and taxes	5,649,170	1,703,578
Employee profit-sharing payable	—	66,265
Deferred income tax	372,048	—

Total current liabilities	29,893,299	20,338,335

Long-term debt	7,155,140	9,369,770
Due to related parties	4,913,010	2,441,111
Deferred employee profit-sharing	365,323	390,097

Total liabilities	42,326,772	32,539,313
Minority interest	(9,437)	(8,257)

Commitments and contingencies (Note 11)

Stockholders’ equity:
Preferred stock	8,870,000	8,870,000
Common stock	4,680,000	4,680,000
Accumulated deficit	(10,353,340)	(7,889,312)

Total stockholders’ equity	3,196,660	5,660,688

Total	$45,513,995	$38,191,744

See accompanying notes to consolidated financial statements.

Pullman de México, S.A. de C.V.

(Formerly Linde Pullman de México, S.A. de C.V.)

(A 99% owned subsidiary of Linde Pullman A.G.)

Consolidated Statements of Operations

For the years ended December 31, 2005 and 2004

(In U.S. dollars)

	2005	2004
Net sales	$39,543,607	$28,685,068

Costs and expenses:
Cost of sales	35,949,835	23,014,621
Selling, general and administrative expenses	5,322,276	3,896,411
Impairment of goodwill	—	2,110,755

Total costs and expenses	41,272,111	29,021,787

Operating loss	(1,728,504)	(336,719)

Other expenses
Interest expense – net	1,062,099	1,017,482
Other expenses – net	570,191	1,668,792
Remeasurement (gain) loss	(408,241)	520,385

	1,224,049	3,206,659

Loss before income tax	(2,952,553)	(3,543,378)

Income tax benefit	(487,345)	(349,747)

Loss before minority interest	(2,465,208)	(3,193,631)

Minority interest in subsidiaries	(1,180)	13,467

Net loss	$(2,464,028)	$(3,207,098)

See accompanying notes to consolidated financial statements.

Pullman de México, S.A. de C.V.

(Formerly Linde Pullman de México, S.A. de C.V.)

(A 99% owned subsidiary of Linde Pullman A.G.)

Consolidated Statements of Stockholders’ Equity

For the years ended December 31, 2005 and 2004

(In U.S. dollars)

	Stock	Accumulated deficit	Total stockholders’ equity
Balance, January 1, 2004	$4,680,000	$(4,682,214)	$(2,214)

Issuance of preferred stock	8,870,000	—	8,870,000
Net loss		(3,207,098)	(3,207,098)

Balance, December 31, 2004	13,550,000	(7,889,312)	5,660,688

Net loss	—	(2,464,028)	(2,464,028)

Balance, December 31, 2005	$13,550,000	$(10,353,340)	$3,196,660

See accompanying notes to consolidated financial statements.

Pullman de México, S. A. de C. V.

(Formerly Linde Pullman de México, S.A. de C.V.)

(A 99% owned subsidiary of Linde Pullman A.G.)

Consolidated Statements of Cash Flows

For the years ended December 31, 2005 and 2004

(In U.S. dollars)

	2005	2004
Cash flows from operating activities:
Net loss	$(2,464,028)	$(3,207,098)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	2,986,728	1,821,872
Deferred income tax and employee profit sharing	(995,675)	(53,639)
Impairment of goodwill	—	2,110,755
Remeasurement (gain) loss	(408,241)	520,385
Changes in operating assets and liabilities:
Accounts receivable	(2,439,931)	1,147,296
Inventories, net	(977,226)	(235,767)
Advances to suppliers for projects	(2,218,344)	(3,852,113)
Other assets	68,807	(81,056)
Accounts payable	6,178,191	2,567,699
Advances from customers	(2,711,015)	5,581,859
Accrued expenses and taxes	3,872,761	(546,507)
Employee profit–sharing payable	(69,404)	(145,793)
Due to related parties	2,260,678	(10,917,082)

Net cash used in operating activities	3,083,301	(5,289,189)

Cash flows from investing activities:
Installation costs		(1,015,302)
Acquisitions of machinery and equipment	(2,615,684)	(6,862,662)

Net cash used in investing activities	(2,615,684)	(7,877,964)

Cash flows from financing activities:
Proceeds form short-term debt	1,281,350	750,000
Proceeds from long-term debt	(2,214,630)	4,169,270
Issuance of preferred stock	—	8,870,000
Minority interest	(788)	12,434

Net cash provided by financing activities	(934,068)	13,801,704

Effect of exchange rate changes on cash	596,837	(736,466)

Cash:
Net increase (decrease) for the year	130,386	(101,915)
Beginning of year	476,637	578,552

End of year	$607,023	$476,637

(Continued)

Pullman de México, S A. de C.V.

(Formerly Linde Pullman de México, S.A. de C.V.)

(A 99% owned subsidiary of Linde Pullman A.G.)

Consolidated Statements of Cash Flows

For the years ended December 31, 2005 and 2004

(In U.S. dollars)

	2005	2004
Supplemental disclosure of cash flow information:

Cash paid during the year for:

Interest	$930,369	$1,024,756

Income tax	$6,320	$381,352

See accompanying notes to consolidated financial statements.

(Concluded)

Pullman de México, S.A. de C.V.

(Formerly Linde Pullman de México, S.A. de C.V.)

(A 99% owned subsidiary of Linde Pullman A.G.)

Notes to Consolidated Financial Statements

December 31, 2005 and 2004

(In U.S. dollars)

1.	Nature of business, basis of presentation and foreign currency financial statements

Nature of business – Pullman de México, S.A. de C.V. (Formerly Linde Pullman de México, S.A. de C.V. and subsidiaries (the “Company”) is a 99% owned subsidiary of Linde Pullman A.G. (the “Parent Company”) and is engaged in the manufacture and sale of products related to the automotive industry, mainly cross bars, window channels and rear passenger seats. The Company’s principal customers and suppliers are located in Mexico.

Basis of presentation – As of December 31, 2005, the Company’s accumulated deficit exceeds two-thirds of its paid-in capital. Under Mexican law, this condition permits the Company’s stockholders, creditors or other interested parties to force the Company into dissolution. In addition, the Company i) has a working capital deficiency of $6,418,559 and $4,438,067 as of December 31, 2005 and 2004, respectively, ii) incurred a net loss of $2,464,028 and $3,207,098 for the years ended December 31, 2005 and 2004, respectively, and iii) has a history of incurring net losses. However, the Company’s management has obtained confirmation from the Parent Company, dated March 17, 2006, that the Company has the continued support of the Parent Company to fund current operations and pay obligations as they become due. Therefore, the accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Company maintains its books and records in Mexican pesos and prepares consolidated financial statements in accordance with accounting principles generally accepted in Mexico (“Mexican GAAP”). The accompanying consolidated financial statements, prepared for purposes of consolidation with the Parent Company, have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and have been translated into U.S. dollars as discussed below. The most significant difference between Mexican GAAP and U.S. GAAP, as they relate to the Company, is that Mexican GAAP recognizes the comprehensive effects of inflation on financial statements, which effects have been eliminated within the accompanying financial information.

Consolidation of financial statements – The consolidated financial statements include those of Pullman de México, S.A. de C.V. (Formerly Linde Pullman de México, S.A. de C.V.) and its subsidiaries, whose shareholding percentage in their capital stock is shown below.

Group (or Company)	Ownership Percentage	Activity
Pullman de Querétaro, S.A. de C.V. (Formerly Linde Pullman de Querétaro, S.A. de C.V.)	99.56%	Manufacture and sale of products related to the automotive industry.
Pullman de Puebla, S.A. de C.V. (Formerly Linde Pullman de Puebla, S.A. de C.V.)	99.99%	Manufacture and sale of products related to the automotive industry.
Pullman México Administración, S.A. de C.V. (Formerly Linde Pullman México Administración, S.A. de C.V.)	99.99%	Engaged in providing administrative and operational services to companies under common control.

Significant intercompany balances and transactions have been eliminated in these consolidated financial statements.

Foreign currency consolidated financial statements—The Company’s functional currency is the U.S. dollar. As a result, the accompanying consolidated financial statements have been remeasured from Mexican pesos into U.S. dollars using (i) current exchange rates for monetary asset and liability accounts, (ii) historical exchange rates for nonmonetary asset and liability accounts, (iii) historical exchange rates for revenues and expenses associated with nonmonetary assets and liabilities and (iv) the weighted average exchange rate of the reporting period for all other revenues and expenses. In addition, foreign currency transaction gains and losses resulting from U.S. dollar denominated transactions are eliminated. The resulting remeasurement (gain) loss is recorded in results of operations.

The consolidated financial statements should not be construed as representations that Mexican pesos have been, could have been or may in the future be converted into U.S. dollars at such rates or any other rates.

Relevant exchange rates used in the preparation of the consolidated financial statements were as follows (Mexican pesos “Ps.” per one U.S. dollar):

	2005	2004
Current exchange rate at December 31	10.7109	11.2648
Weighted average exchange rate for the year ended	10.8959	11.3343

2.	Significant accounting policies

A summary of the significant accounting policies used in the preparation of the accompanying consolidated financial statements are as follows:

Inventories – Inventories are stated at the lower of cost or market value. Cost is determined using the average cost method.

Concentration of credit risks – As of December 31, 2005 and 2004, approximately 34% and 62%, respectively, of the Company’s accounts receivable balance was represented by one customer, which exposes the Company to a concentration of credit risk. However, the Company does not believe that such a credit risk exists given the low aging of its accounts receivable, as the Company is able to continuously collect amounts outstanding from its customers on a timely basis.

Property, plant and equipment – Property, plant and equipment are recorded at acquisition cost, net of accumulated depreciation. Cost includes major expenditures for improvements and replacements, which extend useful lives or increase capacity and interest costs associated with significant capital additions. Routine maintenance costs are expensed as incurred.

Depreciation and amortization is calculated using the straight-line method, based on the estimated useful lives of the related assets, as follows:

Useful life (years)

Building	20
Machinery and equipment	5 and 12.5
Computer equipment	3.3
Vehicles	4
Furniture and fixtures	10
Racks	5 and 10
Laboratory equipment	10
Communication equipment	10
Other	10

Property, plant and equipment are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The carrying amount of an asset is not recoverable when the estimated future undiscounted cash flow expected to result from the use of the asset are less than the carrying value of the asset. The Company measures an impairment loss as the difference between the carrying value of the asset and its fair value.

Deferred income taxes and statutory employee profit sharing – The Company recognizes deferred income tax and statutory employee profit sharing assets and liabilities for the future consequences of temporary differences between the financial statement carrying amounts of assets and liabilities and their respective income tax or statutory employee profit sharing bases, measured using enacted rates. The effects of changes in the statutory rates are accounted for in the period that includes the enactment date. Deferred income tax assets are also recognized for the estimated future effects of tax loss carryforwards and asset tax credit carryforwards. Deferred income tax assets are reduced by any benefits that, in the opinion of management, more likely than will not be realized.

Labor obligations – In accordance with Mexican Labor Law, the Company provides seniority premium benefits to its employees under certain circumstances. These benefits consist of a one-time payment equivalent to 12 days wages for each year of service (at the employee’s most recent salary, but not to exceed twice the legal minimum wage), payable to all employees with 15 or more years of service, as well as to certain employees terminated involuntarily prior to the vesting of their seniority premium benefit.

The Company also provides statutorily mandated severance benefits to its employees terminated under certain circumstances. Such benefits consist of a one-time payment of three months wages plus 20 days wages for each year of service payable upon involuntary termination without just cause.

The Company’s management has not recorded any liability for such benefits, as they believe that the related liability in not significant due to the low seniority of the employees.

Revenue recognition – Revenues and related costs of stamped parts are recognized upon transfer of ownership, which generally coincides with the shipment of products to customers in satisfaction of orders.

Retained earnings – Included within retained earnings is an amount appropriated to a statutory legal reserve. Under Mexican Law, the annual net income of the Company is subject to a requirement that 5% thereof be transferred to a legal reserve each year until the reserve equals 20% of outstanding capital stock. This reserve may only be distributed in cash to members of the Company upon dissolution. The reserve may be distributed to members at any time in the form of a stock dividend. As of December 31, 2005 and 2004, the legal reserve amounts to $1,086.

Foreign currency transactions – Transactions denominated in foreign currencies are recorded at the rate of exchange in effect at the date of the transactions. Monetary assets and liabilities denominated in foreign currencies other than the Company’s functional currency are converted into the Company’s local currency at the rate of exchange in effect at the consolidated balance sheet date; the effect of changes in exchange rates is recorded in the results of operations.

Use of estimates – The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Although management believes the estimates and assumptions used in the preparation of these consolidated financial statements were appropriate in the circumstances, actual results could differ from those estimates and assumptions.

Reclassifications – Certain amounts in the consolidated financial statements as of and for the year ended December 31, 2004 have been reclassified in order to conform them to the presentation of the consolidated financial statements as of and for the year ended December 31, 2005. None of these reclassifications were material to the financial statements

New accounting standards – In November 2004, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“Statement”) No. 151, Inventory Costs – an amendment of ARB No. 43, Chapter 4 (“SFAS No. 151”). SFAS No. 151 amends the guidance in Accounting Research Bulletin (“ARB”) No. 43, Inventory Pricing, to clarify the accounting for abnormal costs related to idle facility expense, freight, handling costs and spoilage. SFAS No. 151 requires that these costs and expenses be recognized as current-period charges regardless of whether they meet the criterion of “so abnormal” as previously defined under ARB No. 43. In addition, SFSA No. 151 requires that the allocation of fixed production overhead to the costs of conversion be based on the normal capacity of the production facilities. This statement is effect for inventory costs incurred during fiscal years beginning after June 15, 2005. The Company does not anticipate the adoption of this new accounting principle will have a material effect on its financial position, results of operations or cash flows.

In December 2004, the FASB issued Statement No. 153, Exchanges of Nonmonetary Assets—an amendment of APB Opinion No. 29 or SFAS No. 153, which amends APB Opinion No. 29, Accounting for Nonmonetary Transactions to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. SFAS No. 153 is effective for nonmonetary assets exchanges occurring in fiscal periods beginning after June 15, 2005. The Company does not anticipate that the adoption of this statement will have a material effect on its financial position, results of operations or cash flows.

In May 2005, the FASB issued Statement No. 154, Accounting Changes and Error Corrections – a replacement of APB Opinion No. 20 and FASB Statement No. 3 (“SFAS No. 154”). SFAS No. 154 requires retrospective application to prior periods’ financial statements of changes in accounting principles, unless impracticable. The statement defines retrospective application as the application of a different accounting principle to prior accounting periods as if that principle had always been used and redefines restatement as the revising of previously issued financial statements to reflect the correction of an error. SFAS No. 154 also requires that retrospective application of a change in accounting principle be limited to the direct effects of the change. Indirect effects of a change in accounting principle should be recognized in the period of the accounting change. The new standard is effective for accounting changes made in fiscal years beginning after December 15, 2005. The Company does not anticipate that the adoption of this standard will have a material effect on its financial position, results of operations or cash flows.

On November 2, 2005, the FASB issued Financial Staff Position (“FSP”) FAS 115-1 and FAS 124-1, The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments, which nullifies certain requirements of Emerging Issues Task Force Issue (“EITF”) No. 03-1, The Meaning of Other-Than Temporary Impairment and Its Application to Certain Investments” and supersedes EITF Abstracts Topic No. D-44, Recognition of Other-Than-Temporary Impairment Upon the Planned Sale of a Security whose Cost Exceeds Fair Value. The guidance in this FSP shall be applied to reporting periods beginning after December 15, 2005. The Company does not expect the adoption of this guidance will have a material effect on its financial position, results of operations or cash flows.

At the September 15, 2005 EITF meeting, the EITF discussed Issue 04-13, Accounting for Purchases and Sales of Inventory with the Same Counterparty, (“EITF 04-13”). At the meeting, it was agreed that that in situations in which an inventory transaction is legally contingent upon the performance of another inventory transaction with the same counterparty, the two transactions are deemed to have been entered into are in contemplation of one another and would be considered a single exchange transaction subject to Accounting Principles Board Opinion 29, Accounting for Nonmonetary Transactions. The Task Force also stated indicators of when a purchase transaction and a sales transaction would not be considered as entered into in contemplation of one another, and thus, may have the ability to be recorded as separate purchases and sales. EITF 04-13 is effective for new arrangements entered into, or modifications or renegotiations of existing arrangements, beginning in the first annual reporting period beginning after March 15, 2006. The Company has not yet determined the effects of adoption of EITF 04-13 on its financial position, results of operations or cash flows.

On January 1, 2004, the Company adopted the provisions of Statement No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity as they apply to (i) financial instruments entered into or modified after May 31, 2003 and (ii) pre-existing instruments, except for mandatorily redeemable financial instruments. On January 1, 2005, the Company adopted the provisions of SFAS No. 150 as they apply to mandatorily redeemable financial instruments. SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. SFAS No. 150 requires that certain financial instruments be classified as liabilities that were previously considered equity. The adoption of SFAS No. 150 did not have a material effect on the Company financial position, results of operations or cash flows.

3.	Accounts receivable

	2005	2004
Trade	$6,358,723	$4,224,195
Recoverable taxes, mainly value-added taxes	2,732,438	2,116,345
Other	86,298	92,252

	$9,177,459	$6,432,792

4.	Inventories

	2005	2004
Finished goods	$320,083	$163,666
Work in process	459,578	328,514
Raw materials	1,614,907	1,506,964
Goods in transit	532,093	78,943
Other inventories	462,987	232,091

	3,389,648	2,310,178
Obsolete inventory reserve	(12,151)	(18,470)

	$3,377,497	$2,291,708

5.	Property, plant and equipment

	2005	2004
Buildings	$281,304	$251,969
Machinery and equipment	25,230,336	22,258,101
Computer equipment	1,072,891	1,057,033
Vehicles	213,781	175,654
Furniture and fixtures	296,184	280,996
Racks	524,205	383,775
Laboratory equipment	97,576	97,576
Communication equipment	89,489	89,489
Other	88,691	88,517

	27,894,457	24,683,110
Less accumulated depreciation	(9,139,385)	(6,691,352)

	18,755,072	17,991,758
Land	22,128	22,128
Construction in progress	—	965,412

	$18,777,200	$18,979,298

As a consequence of the 1999 merger between Pullman de Querétaro, S.A. de C.V. (Formerly Linde Pullman de Querétaro, S.A. de C.V.) (subsidiary company) and Automotive Moulding de México, S.A. de C.V. (“AMM”), the Company is in the process of physically identifying some machinery and equipment that came from AMM. The Company’s management believes that such effect after physically identifying such items will not have significant effects on the consolidated financial statements.

6.	Goodwill and other intangible assets

In 1999, Pullman de México, S.A. de C.V. (formerly Linde Pullman de México, S.A. de C.V.) (the holding company) acquired 95% of the capital stock of Pullman de Querétaro, S.A. de C.V. (formerly Linde Pullman de Querétaro, S.A. de C.V. (formerly Automotive Moulding de México, S.A. de C.V.)) in the amount of $2,596,311. The acquisition was accounted for using the purchase method and resulted in goodwill of $2,260,290, which was to be amortized over a term of 20 years. Effective in 2002, the holding company adopted Financial Accounting Standard Board Statement No. 142, “Accounting for Goodwill and other Intangible Assets” (FAS 142), and discontinued the amortization of goodwill, which as of December 31, 2001 amounted to $149,535. As required by this pronouncement, the Company prepared an impairment analysis, which indicated that due to continuing losses, the bank covenant issues and other issues as of December 31, 2004, the full amount of the goodwill should be written off. Accordingly, the Company recorded a charge to 2004 results of $2,110,755 to cancel the balance of goodwill. The amount of the write off was determined based upon the Company’s determination of fair value using discounted cash flow valuation techniques.

7.	Notes payable

The Company has short-term, U.S. dollar denominated borrowing facilities with financial institutions that are due on demand. Outstanding borrowings under these arrangements amounted to $4,000,000 as of December 31, 2005 and 2004. The interest rate of these borrowings was LIBOR plus 2.5%, which average rate was 7.5% and 3.98% for the years ended December 31, 2005 and 2004, respectively. These borrowings are guaranteed by the outstanding accounts receivable of the Company.

The notes payable contains restrictive covenants which require the Company to maintain certain financial ratios and restricts the payment of dividends, granting of loans and obtaining additional financings. See Note 8 regarding noncompliance with covenants.

8.	Long-term debt

In U.S. dollar denominated:

	2005	2004
Notes payable bearing interest at three-month LIBOR plus 2.75% at December 31, 2005 and 2004, (interest rate of 7.5% and 3.98, respectively) principal and interest payable in quarterly installments, beginning in February 2005 collateralized by machinery and equipment with a net book value of $11,819,909 and $17,146,293 at December 31, 2005 and 2004, respectively.	$9,436,490	$10,369,770
Less—current portion of long-term notes payable	2,281,350	1,000,000

Long-term notes payable	$7,155,140	$9,369,770

The U.S. dollar notes payable referred to above and in Note 7 contains restrictive covenants, which require the subsidiary Pullman de Querétaro, S.A. de C.V. (Formerly Linde Pullman de Querétaro, S.A. de C.V.) among others aspects, to maintain certain financial ratios, restrict the payment of dividends, granting of loans and obtaining additional financing, and provide the bank with a detailed analysis and aging of the accounts receivable and payable. As of December 31, 2005, the subsidiary was not in compliance with the covenants related to maintain certain financial ratios and provide detailed analysis and aging of the accounts payable, due to this fact, the financial institution has the ability to early call for the payment of such notes payable. However, on May 17, 2006, the Company obtained a letter from the bank in which it approved and waived the debtor’s obligation to maintain certain financial ratios.

Contractual maturities of long-term notes payable are as follows:

December 31,
2006	$2,281,350
2007	2,385,047
2008	3,733,117
2009	1,036,976

Total	$9,436,490

As to the contractual maturities of long-term notes payable, the Company will pay the principal in 18 quarterly installments applying agreed percentages to the outstanding loan, as follows:

From February 2005 to May 2006 (2%) Two percent

From August 2006 to May 2008 (6%) Six percent

From August 2008 to May 2009 (10%) Ten percent

9.	Transactions and balances with related parties

Transactions with related parties for the years ended December 31, 2005 and 2004:

	2005	2004
Purchases of tooling	$1,063,772	$875,012
Technical assistance expense	808,016	—
Other income	—	1,252,343
Other expenses	95,548	500,000
Interest expense (income)	16,510	(1,188,185)
Loan received	833,333	—

Pullman de Querétaro, S.A. de C.V. (Formerly Linde Pullman de Querétaro, S.A. de C.V.):

The Company purchased tooling from Linde Wiemann, GmbH KG at prices based on the Parent Company’s cost plus a negotiated margin. Amounts due to Linde Wiemann, GmbH for such purchases were $1,814,318 at December 31, 2005 and $1,710,030 at December 31, 2004.

The Company has entered into a technical assistance contract, based on two percent of sales, with the Parent Company. Amounts due to the Parent Company for such services were $376,348 at December 31, 2005 and $50,000 at December 31, 2004.

The Company purchased machinery and raw materials from Pullman Industries, Inc. Amounts due to Pullman Industries, Inc., for such purchases were $762,235 at December 31, 2005 and $156,616 at December 31, 2004.

The Company received an invoice from TMW Enterprises, Inc. for expenses made on the Company’s behalf. Amounts due to TMW Enterprises, Inc., for such expenses were $300,000 at December 31, 2005 and 2004.

Linde Pullman de Puebla:

Base upon arrangement with the related party there are not current payments required. and therefore management has classified the due to related parties as long term.

The Company has entered into a technical assistance contract, based on two percent of sales, with the Parent Company. Amounts due the Parent Company for such services were $381,668 at December 31, 2005 and $0 at December 31, 2004.

The Company purchased machinery from Pullman Industries. Amount due to Pullman Industries, for such purchase was $197,000 at December 31, 2005 and $0 at December 31, 2004.

The Company received an invoice from Linde Wiemann GmbH KG for expenses made on the Company’s behalf. Amounts due to Linde Wiemann GmbH KG for such expenses were $0 at December 31, 2005 and $200,000 at December 31, 2004.

The Company purchased raw material from Linde Wiemann GmbH KG. Amounts due to Linde Wiemann GmbH KG for such purchases were $1,081,441 at December 31, 2005 and $24,465 at December 31, 2004.

Liabilities payable to Linde Wiemman Beteilingungs GmbH, Pullman Industries, Inc, related parties, and the Parent Company, for technical assistance and interest expense for $1,808,472 and $1,382,688, respectively, were forgiven by these related parties as per agreement signed in June, 2005 as shown below:

	The Parent Company	Pullman Industries	Linde Wiemann Beteilingungs	Total
Pullman de Querétaro, S.A. de C.V. (Formerly Linde Pullman de Querétaro, S.A.de C.V.)
Interest	$608,668	$278,014	$275,750	$1,162,432
Technical assistance	1,636,147	—	—	1,636,147
Pullman de Puebla, S.A. de C.V. (Formerly Linde Pullman de Puebla, S.A.de C.V.)
Technical assistance	172,325	—	_	172,325
Pullman de México, S.A. de C.V. (Formerly Linde Pullman de México, S.A.de C.V.)
Interest	—	110,762	109,494	220,256

Total	$2,417,140	$388,776	$385,244	$3,191,160

10.	Capital stock

Pursuant to a resolution of the general ordinary stockholders’ meeting on May 25, 2004, variable preferred stock was issued by 1,011,180 shares for $8,870,000, through the capitalization of liabilities owed to the Company’s stockholders.

Common stock has unlimited voting rights. Preferred stock has limited voting rights, which can only be used in the following situations: a) extension of the life of the company b) liquidation c) change of the Company’s business d) change of nationality and e) merger with or to another Company. Also, 9% of net income will be paid as dividend to holders of preferred stock with limited voting right, without affecting the proportion of dividends paid among all shareholders after the 9% is taken out. Preferred stockholders will also be reimbursed before common stock shareholders if liquidation is agreed.

Capital at par value as of December 31 2005 and 2004 is as follows:

	Number of shares	Amount
Fixed capital
Series B Common stock	90,954	$936,000

Variable capital
Series A Preferred stock	1,011,180	8,870,000
Series B Common stock	363,815	3,744,000

Total	1,465,949	$13,550,000

11.	Commitments and contingencies

Litigation – The Company is party to various legal actions in the normal course of its business. The Company is not involved in or threatened by proceedings for which the Company believes it is not adequately insured or indemnified or which, if determined adversely, would have a material adverse effect on its financial position, results of operations or cash flows.

Transfer pricing – Additional taxes payable could arise in transactions with nonresident related parties if the tax authority, during a review, believes that prices and amounts used by the Company are not similar to those used with or between independent parties in comparable transactions.

Leases

The Company leases administrative office and plant space under three operating leases in Queretaro and Puebla. The terms of the leases shall commence on March 1, 2000 and shall continue until February 1, 2010. Minimum rentals due are as follows:

Year ending December 31:
2006	$978,277
2007	854,202
2008	736,180
2009	600,000
2010	50,000

Total minimum lease payments required	$3,218,659

Rent expense for the years ended December 31, 2005 and 2004 was $930,369 and $783,758, respectively.

Additionally, the Company leases vehicles under two operating leases. The terms of the leases shall commence on April 25, 2002 and October 20, 2003. Minimum rentals due under the lease are as follows:

Year ending December 31:
2006	$43,317
2007	25,957

Total minimum lease payments required	$69,274

12.	Income tax, asset tax and employee profit sharing

Income tax benefit for the years ended December 31, 2005 and 2004 was comprised of the following:

	2005	2004
Current income tax expense	$267,955	$72,252
Effect in change of statutory rate	—	105,063
Deferred income tax benefit	(755,300)	(597,062)

Total income tax benefit	$(487,345)	$(349,747)

As of December 31, 2005 and 2004, deferred tax assets and liabilities primarily consist of the tax effects of temporary differences related to the inventories, property, plant and equipment and reserves.

The Company’s effective income tax rate differs from the statutory income tax rate of 30% and 33% in 2005 and 2004, respectively, as a result of nondeductible expenses, inflation gains and losses recognized for tax purposes, and the effect of the change in the statutory income tax rate on deferred income tax assets and liabilities as of January 1, 2004.

Dividend tax – Stockholders’ equity, except restated paid-in capital and tax retained earnings, will be subject to a dividend tax, payable by the Company, in the event of distribution. In 2005 and 2004, the rate was 30% and 33% respectively; it will decrease to 29% in 2006 and 28% in 2007 and thereafter. Any income tax paid on such distribution may be credited against future income tax payable by the Company in the year in which the dividend tax is paid and in the following two years.

Statutory income tax rate – On December 1, 2004, certain amendments to the income tax (ISR) and tax on assets (IMPAC) laws were enacted and are effective as of 2005. The most significant amendments are as follows: (a) the ISR rate was reduced to 30% in 2005 and will be further reduced to 29% in 2006 and 28% in 2007 and thereafter (the rate in 2004 was 33%); (b) for ISR purposes, cost of sales will be deducted instead of inventory purchases in the period and, if applicable, related conversion costs; (c) taxpayers had the ability to elect, in 2005, to ratably increase taxable income over a period from four to 12 years by the tax value of inventories on hand as of December 31, 2004 determined in conformity with the respective tax rules; when electing to amortize the tax basis of inventories into taxable income, any remaining balance of inventories that had not been deducted and any unamortized tax loss carryforwards were deducted from the tax basis of the December 31, 2004 inventory balance; as a consequence, cost of sales of such inventories were deducted; (d) as of 2006, paid statutory employee profit sharing will be fully deductible for ISR purposes; and (e) bank liabilities and liabilities with foreign entities are now included in the determination of the IMPAC taxable base.

To determine deferred ISR at December 31, 2005, the Company applied the different tax rates that went into effect beginning in 2006 to temporary differences according to their estimated dates of reversal. The result derived from applying the different tax rates is shown in the income tax composition and income tax rate reconciliation tables above under the caption change in statutory tax rate.

In addition, in accordance with tax regulations in effect as of 2005, the Company established a tax basis of inventory of $1,860,926 as of December 31, 2004, based on inventory turnover, which it will ratably amortize into income over a 7 year period beginning in 2005. Accordingly, the initial effect of the new regulation of no longer deducting inventory purchases is deferred.

Asset tax – The Company is also subject to an asset tax, which is similar to an alternative minimum tax, under Mexican tax law. The asset tax is calculated by applying 1.8% to the Company’s asset position, as defined in the law, and is payable to the extent it exceeds income taxes payable for the same period. Asset taxes paid may be used to offset future income taxes payable in the following 10 years if certain conditions in the tax law are met.

Carryforwards – As of December 31, 2005, the Company has net operating loss carryforwards, which are available to offset future taxable income, and asset tax credits, which are available to offset future income taxes payable, as follows:

Year Generated	Net Operating Loss Carryforwards	Asset Tax Credits	Year of Expiration
2005	$1,096,700	$—	2015
2004	6,186,913	81,233	2014
2003	—	85,778	2013
2002	—	42,700	2012
2001	—	38,905	2011

	$7,283,613	$248,616

The amounts presented above have been adjusted for Mexican inflation as permitted by Mexican tax law.

Statutory employee profit sharing – Statutory employee profit sharing was determined by applying the statutory rate of 10% to the income tax base determined in accordance with the applicable law.

13.	Subsequent events

At the Stockholders’ Ordinary General Meeting held on June 30, 2006, the stockholders approved a change on the legal name of the Company and its subsidiaries from Linde Pullman de México, S.A. de C.V. to Pullman de México, S.A. de C.V., from Linde Pullman de Querétaro, S.A. de C.V. to Pullman de Querétaro, S.A. de C.V., from Linde Pullman de Puebla, S.A. de C.V. to Pullman de Puebla, S.A. de C.V. and from Linde Pullman México Administración, S.A. de C.V. to Pullman México Administración, S.A. de C.V.

On October 12, 2006, Noble International, Ltd. acquired the stock of Pullman Industries, Inc., parent company of Pullman de México, S.A. de C.V. (Formerly Linde Pullman de México, S.A. de C.V.).

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